Exhibit 99.1

Skullcandy Enters into New Merger Agreement with Mill Road Capital; Terminates Incipio Merger Agreement

Mill Road Capital offers stockholders $6.35 per share in cash

Park City, Utah and South San Francisco, California, August 24, 2016 – Skullcandy, Inc. (Nasdaq: SKUL), which creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands, today announced the termination of the previously announced merger agreement (the “Incipio Merger Agreement”) with Incipio, LLC (“Incipio”), and the entry into a new merger agreement (the “Mill Road Merger Agreement”) with MRSK Hold Co. and MRSL Merger Co., entities affiliated with Mill Road Capital Management LLC (collectively, “Mill Road”). Under the terms of the Mill Road Merger Agreement, outstanding shares of common stock of Skullcandy will be exchanged for $6.35 per share in cash at the completion of the merger, or a total of approximately $196.6 million.

On August 17, 2016, Skullcandy’s Board of Directors (the “Skullcandy Board”) received a written offer from Mill Road to acquire all outstanding shares of Skullcandy’s common stock for a price of $6.35 per share in cash, which the Skullcandy Board determined constituted a “Superior Proposal” under the Incipio Merger Agreement. On August 23, 2016, the period during which Incipio was entitled to negotiate with Skullcandy to amend the Incipio Merger Agreement pursuant to its terms expired, and Incipio informed Skullcandy that it did not intend to submit a proposed amendment to the Incipio Merger Agreement. As a result, later on August 23, 2016, the Skullcandy Board authorized Skullcandy to terminate the Incipio Merger Agreement, pay the termination fee to Incipio and enter into the Mill Road Merger Agreement.

Hoby Darling, Skullcandy, Inc. President and CEO commented, “We are extremely pleased with Mill Road’s interest in partnering with Skullcandy. For our public stockholders, the merger represents a significant premium to the share price prior to the initial announcement of a potential strategic transaction in June. At the same time, returning to private ownership under Mill Road provides us with the flexibility and resources to continue to expand our uniquely positioned business. We believe Mill Road’s experience stewarding branded consumer companies will help accelerate the growth of our Skullcandy and Astro brands. We look forward to accessing the experience, operational expertise and capital that partnering with Mill Road affords as we step up our efforts to excite our consumers and retail partners through our world-class audio and gaming platforms.”

Thomas Lynch, Mill Road’s Founder, stated, “We are excited to welcome Skullcandy and Astro Gaming to our growing portfolio of high quality, distinctively branded companies. We have followed Skullcandy for several years and look forward to working with the company as it takes this important step in its history. We are impressed by how the company has grown and have the highest confidence in the company’s future. We are pleased to be able to increase our 9.8% ownership stake in the company.”

The purchase price pursuant to the Mill Road Merger Agreement represents approximately a 4% premium over the existing Incipio offer of $6.10 per share in cash and approximately a 43% premium over Skullcandy’s closing share price on June 22, 2016, the last trading day prior to the initial announcement of the Incipio Merger Agreement.

The transaction with Mill Road is not subject to a financing condition.

Terms of the Agreement

Under the terms of the Mill Road Merger Agreement, an affiliate of Mill Road will commence a cash tender offer to acquire Skullcandy’s outstanding shares of common stock for $6.35 per share, net to each holder in cash. Following receipt of required regulatory approvals and the satisfaction of other customary closing conditions, and after such time as all shares tendered in the tender offer are accepted for payment, the Mill Road Merger Agreement provides for the parties to effect, as promptly as practicable, a merger which would result in all shares not tendered in the tender offer being converted into the right to receive $6.35 per share in cash. The transaction has been approved by the Skullcandy Board and Mill Road’s Investment Committee and is expected to close in the third quarter of 2016.

The Mill Road Merger Agreement contains non-solicitation provisions, pursuant to which Skullcandy must cease all existing discussions and may not solicit or participate in any additional discussions with third parties regarding alternative proposals, subject to certain exceptions.

Peter J. Solomon Company is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor to Skullcandy. Foley Hoag LLP is acting as legal advisor to Mill Road and its affiliates.

About Skullcandy, Inc.

Skullcandy, Inc. creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands. Founded at the intersection of music, sports, technology and creative culture, the Skullcandy brand creates world-class audio and gaming products for the risk takers, innovators, and pioneers who inspire us all to live life at full volume. From new innovations in the science of sound and human potential, to collaborations with up-and-coming musicians and athletes, Skullcandy lives by its mission to inspire life at full volume through forward-thinking technologies and ideas, and leading edge design and materialization. Astro Gaming creates premium video gaming equipment for professional gamers, leagues, and gaming enthusiasts. Astro Gaming was founded in the pits of competitive gaming and has become synonymous with pinnacle gaming experiences. Skullcandy and Astro Gaming products are sold and distributed through a variety of channels around the world from the Company’s global locations in Park City, San Francisco, Tokyo, Zurich and Mexico City, as well as through partners in some of the most important culture, sports, and gaming hubs in the world. The Skullcandy brand website can be found at http://www.skullcandy.com. The Astro Gaming website can be found at http://www.astrogaming.com.

About Mill Road Capital

Mill Road Capital is a private investment firm focused on investing in and partnering with publicly traded micro-cap companies in the U.S. and Canada. The firm has flexible, long-term capital with the ability to purchase shares in the open market, buy large block positions from existing shareholders, provide capital for growth or acquisition opportunities, or execute going-private transactions. The firm has raised approximately $670 million of aggregate equity capital commitments and has offices in Greenwich, CT and the San Francisco Bay Area. More information can be found at http://www.millroadcapital.com.

Cautions regarding Forward-Looking Statements

The statements included in this press release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on Skullcandy’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the consummation of the tender offer and the merger as well as any benefits of the acquisition by Mill Road of Skullcandy. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the unsuccessful completion of the tender offer; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of Skullcandy or its business may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; control of costs and expenses; significant litigation, including with respect to intellectual property matters; risks associated with acquisitions and dispositions; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; changes in generally accepted accounting principles; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Skullcandy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Skullcandy’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made. For additional information, visit Skullcandy’s corporate website, www.skullcandy.com, or for official filings visit the Securities and Exchange Commission (“SEC”) website, www.sec.gov.

Notice to Investors

The tender offer by an affiliate of an affiliate of Mill Road for the outstanding shares of common stock of Skullcandy has not yet commenced. This press release is for informational purposes only, and it does not constitute an offer to purchase or a solicitation of an offer to sell any securities. At the time the tender offer is commenced, the two wholly owned affiliates of Mill Road will file a tender offer statement on Schedule TO with the SEC, and Skullcandy will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. INVESTORS AND SECURITY HOLDERS OF SKULLCANDY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such materials will be made available to Skullcandy’s stockholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC website: www.sec.gov.

Contact for Investors:

ICR

Brendon Frey

203-682-8200

Brendon.Frey@icrinc.com

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